UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
rue21, inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1311645

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

800 Commonwealth Drive, Suite 100
Warrendale, Pennsylvania	15086

(Address of principal executive offices)	(Zip Code)
Securities Act registration statement file number to which this form relates: 333-161850
(if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
The description of the common stock, par value $0.001 per share (the “Common Stock”), of rue21, inc. (the “Company”) as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2009 (Registration No. 333-161850), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.
Item 2. Exhibits
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

Signature
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: November 10, 2009

RUE21, INC.
By:	/s/ Robert N. Fisch
Robert N. Fisch
President and Chief Executive Officer